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                                                                  EXHIBIT 3-A-2

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                             CHRYSLER CORPORATION


        CHRYSLER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

        FIRST: That at a meeting of the Board of Directors of Chrysler Corporation duly called and held on March 3, 1994, the Board of Directors duly adopted a resolution which set forth a proposed amendment of the Restated Certificate of Incorporation ("Certificate of Incorporation") of Chrysler Corporation, declared said amendment to be advisable and recommended that such amendment be approved by the stockholders of Chrysler Corporation at the annual meeting of stockholders on May 19, 1994.

        The proposed amendment was to amend the first sentence of Article IV of the Certificate of Incorporation. Such sentence, as proposed to be amended, is as follows:


        The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,020,000,000 shares, consisting of 20,000,000 shares of Preferred Stock, par value of $1.00 per share, and 1,000,000,000 shares of Common Stock, par value of $1.00 per share.


        SECOND: That at the annual meeting of stockholders of Chrysler Corporation duly called and held on May 19, 1994 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon was voted in favor of the foregoing amendment of the Certificate of Incorporation of Chrysler Corporation.
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                                     -2-

        THIRD: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said CHRYSLER CORPORATION has caused this certificate to be signed by Gary C. Valade, its Executive Vice President, and attested by William J. O'Brien, its Vice President and Secretary, this 19th day of May, 1994.



                                                CHRYSLER CORPORATION

                                                BY  /s/  GARY C. VALADE
                                                    ----------------------
                                                       Gary C. Valade
                                                  Executive Vice President



ATTEST:

/s/  WILLIAM J. O'BRIEN
- -----------------------
     William J. O'Brien
      Vice President
       and Secretary